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                                                                    EXHIBIT 23.2


              [HAMILTON, BROOK, SMITH & REYNOLDS, P.C. LETTERHEAD]




          CONSENT OF SPECIAL COUNSEL FOR GELTEX PHARMACEUTICALS, INC.

        We hereby consent to the incorporation by reference of our name, and to the statements with respect to us, in GelTex Pharmaceuticals, Inc.'s Registration Statement on Form S-3 filed on or about the date hereof and the Prospectus relating thereto under the caption "Experts".


                           HAMILTON, BROOK, SMITH & REYNOLDS, P.C.






Dated: March 18, 1998